Exhibit 99.1

LTC Announces First Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 8, 2009--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2009 and announced that net income allocable to common stockholders for the first quarter was $8.0 million or $0.35 per diluted share which includes $0.6 million related to the repurchase of 109,484 share of preferred stock, as described below, and $0.2 million related to the prepayment of a mortgage loan. For the same period in 2008, net income allocable to common stockholders was $8.2 million or $0.36 per diluted share which includes $1.0 million related to the repurchase of 636,300 share of preferred stock, as described below. Revenues for the three months ended March 31, 2009, were $17.7 million versus $17.8 million for the same period last year.

The Company invested $2.0 million during the quarter ended March 31, 2009 to repurchase a total of 109,484 shares of its Series F Cumulative Preferred Stock (or Series F Preferred Stock) at an average cost of $18.27 per share, including commission. During the quarter ended March 31, 2008, the Company repurchased 636,300 shares of its Series F Preferred Stock for $14.3 million or an average cost including commission of $22.44 per share. The Series F Preferred Stock has a liquidation value of $25.00 per share and a dividend rate of 8.0%. The difference between the liquidation value and the repurchase price, netted with the original issue costs, has been included in calculating net income allocable to common stockholders.

The Company will conduct a conference call on Monday, May 11, 2009, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended March 31, 2009. The conference call is accessible by dialing 888-241-0558. The international number is 647-427-3417. The earnings release will be available on our website. An audio replay of the conference call will be available from May 11, 2009 through May 25, 2009. Callers can access the replay by dialing 800-695-9469 or 402-220-0618 and entering encore passcode number 92195624.

At March 31, 2009, LTC had investments in 100 skilled nursing properties, 101 assisted living properties and two schools in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Rental income	$15,030	$14,634
Interest income from mortgage loans	2,371	2,658
Interest and other income	315	555
Total revenues	17,716	17,847

Expenses:
Interest expense	892	1,176
Depreciation and amortization	3,701	3,692
Legal expenses	7	25
Operating and other expenses	1,878	1,811
Total expenses	6,478	6,704
Income from continuing operations	11,238	11,143
Discontinued operations:
Gain on sale of assets, net	—	92
Net income from discontinued operations	—	92
Net income	11,238	11,235
Income allocated to noncontrolling interest	(77)	(77)
Income allocated to preferred stockholders	(3,159)	(2,869)
Income allocated to participating securities	(36)	(49)
Net income allocable to common stockholders	$7,966	$8,240

Basic earnings per common share:
Continuing operations	$0.35	$0.36
Discontinued operations	$0.00	$0.00
Net income allocable to common stockholders	$0.35	$0.36
Diluted earnings per common share:
Continuing operations	$0.35	$0.36
Discontinued operations	$0.00	$0.00
Net income allocable to common stockholders	$0.35	$0.36

Weighted average shares used to calculate earnings per common share:
Basic	23,059	22,862
Diluted	23,141	23,015

NOTE: Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders. Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income allocable to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share allocable to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income allocable to common stockholders to funds from operations allocable to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended March 31,
	2009	2008

Net income allocable to common stockholders	$7,966	$8,240
Add: Real estate depreciation	3,701	3,692
Add: Non-cash compensation charges	314	311
Add: Loss/less (gain) on sale of assets, net	—	(92)
FFO allocable to common stockholders	$11,981	$12,151

Less: Non-cash compensation charges	(314)	(311)
FFO including non-cash compensation charges	$11,667	$11,840

Basic FFO allocable to common stockholders per share	$0.52	$0.53
Diluted FFO allocable to common stockholders per share	$0.51	$0.52

Diluted FFO allocable to common stockholders	$12,896	$13,084
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,321	25,195

Basic FFO including non-cash compensation charges per share	$0.51	$0.52
Diluted FFO including non-cash compensation charges per share	$0.50	$0.51

Diluted FFO including non-cash compensation charges	$12,582	$12,773
Weighted average shares used to calculate diluted FFO per share including non-cash compensation charges	25,321	25,195

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2009 — $134,144; 2008 — $130,475	$334,140	$337,171
Land	34,971	34,971
Mortgage loans receivable, net of allowance for doubtful accounts: 2009 — $751; 2008 — $760	74,661	77,541
Real estate investments, net	443,772	449,683
Other Assets:
Cash and cash equivalents	21,688	21,118
Debt issue costs, net	736	831
Interest receivable	1,788	2,010
Straight-line rent receivable, net of allowance for doubtful accounts: 2009 — $300; 2008 — $140	14,892	13,900
Prepaid expenses and other assets	8,842	9,148
Notes receivable	2,814	2,895
Marketable securities	6,469	6,468
Total Assets	$501,001	$506,053

LIABILITIES AND EQUITY
Bank borrowings	$ —	$ —
Mortgage loans payable	31,866	32,063
Bonds payable	4,225	4,690
Accrued interest	252	251
Accrued expenses and other liabilities	4,279	5,015
Distributions payable	2,967	3,022
Total Liabilities	43,589	45,041

Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized;
shares issued and outstanding: 2009 — 7,932; 2008 — 8,042	186,801	189,560
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2009 — 23,175; 2008 — 23,136	232	231
Capital in excess of par value	322,426	321,979
Cumulative net income	544,726	533,565
Other	473	735
Cumulative distributions	(600,380)	(588,192)
Total Stockholders' Equity	454,278	457,878

Noncontrolling interest	3,134	3,134

Total Equity	457,412	461,012

Total Liabilities and Equity	$501,001	$506,053

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, dollar amounts in thousands)

Non-Cash Revenue Components
	1Q09	2Q09(1)	3Q09(1)	4Q09(1)	1Q10(1)
Straight-line rent	$1,152	$986	$940	$839	$632
Amort. Lease break fee	(162)	(162)	(162)	(162)	(162)
Net	$990	$824	$778	$677	$470
(1)Projections based on current in-place leases and do not assume any increase in straight-line rent from acquisitions.
Maturities
	2009		2010		2011	2012	2013
Lease Maturities	2 leases on 2 properties		—		1 lease on 1 property	3 leases on 3 properties	2 leases on 2 properties

Mortgage Loan Receivable Maturities (1)	$7,544		$646		$7,455	$2,221	$16,209

Debt Maturities (1)	$23,675	(2)	$7,581	(3)	—	—	—
(1) Represents principal amount due at maturity. (2) $15,627 at 8.8% fixed, prepayable June 1 and $8,048 at 8.4% fixed, prepayable July 1. (3) 8.7% fixed prepayable May 1.
Note: At March 31, 2009, the Company had a floating rate debt balance of $4,225 at an all-in floating rate of 2.4%. This debt amortizes to $720 which is due in 2015 and is not prepayable.
Portfolio Snapshot
			Quarter ended 3/31/09		% of Revenues(3)	# of Properties	# of Beds/ Units(1)	Investment per Bed/Unit
Type of Property	Gross Investments	% of Investments	Rental Income	Interest Income(2)
Assisted Living Properties	$282,084	48.8%	$7,551	$778	47.9%	101	4,598	$61.35
Skilled Nursing Properties	283,563	49.0%	7,184	1,516	50.0%	100	11,587	$24.47
Schools	13,020	2.2%	295	77	2.1%	2	N/A	N/A
Totals	$578,667	100.0%	$15,030	$2,371	100.0%	203	16,185

(1) See the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Item 1. Business General – Owned Properties for discussion of bed/unit count.

(2) Includes Interest Income from Mortgage Loans.

(3) Includes Rental Income and Interest Income from Mortgage Loans.

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, dollar amounts in thousands)

Balance Sheet Metrics
	Three Months Ended
	3/31/09		12/31/08		9/30/08		6/30/08		3/31/08

Debt to book capitalization ratio (6)	7.3%		7.4%		7.4%		7.4%	(5)	10.0%
Debt & Preferred Stock to book capitalization ratio (6)	45.2%		45.5%		45.3%		45.2%	(5)	46.7%

Debt to market capitalization ratio (6)	5.9%	(2)	5.4%	(2)	4.2%		4.6%	(5)	6.2%
Debt & Preferred Stock to market capitalization ratio (6)	32.8%	(2)	30.1%	(2)	23.0%		26.8%	(5)	28.6%

Interest coverage ratio	17.7x	(1)	15.4x	(3)	17.1x	(4)	15.0x	(4)	13.6x
Fixed charge coverage ratio	3.4x		3.1x		3.2x		3.3x		3.2x

(1) Increase primarily due to increases in rental income resulting from lease restructuring and one-time interest income resulting from the prepayment of a mortgage loan.

(2) Increase primarily due to the decrease in market capitalization.

(3) This decrease is due primarily to non-payment of rental income and mortgage interest income from affiliates of Sunwest Management, Inc., loan pay-offs and lower invested cash balances at lower interest rates, partially offset by lower interest expense due to debt paid off in 2008. Additionally in the fourth quarter of 2008 we incurred $0.6 million of one-time charges related primarily to lease/loan defaults and terminated transactions.

(4) Increase primarily due to decrease in interest expense relating to repayment of a $14.2 million mortgage loan secured by four assisted living properties located in Ohio.

(5) Decrease due to repayment of a $14.2 million mortgage loan secured by four assisted living properties located in Ohio.

(6) Revised as required by Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51.”

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
(805) 981-8655